Exhibit 3.107

Secretary of State Business Information and Services Suite 315, West Tower 2 Martin Luther King Jr. Dr. Atlanta, Georgia 30334 – 1530	CONTROL NUMBER EFFECTIVE DATE COUNTY REFERENCE PRINT DATE FORM NUMBER	: 9701152 : 01/10/1997 : FULTON : 0045 : 01/10/1997 : 0311

ALSTON & BIRD

JONATHAN W. LOWE

1201 WEST PEACHTREE ST.

ATLANTA, GA 30309

CERTIFICATE OF INCORPORATION

I, the Secretary of State and the Corporation Commissioner of the State of Georgia, do hereby certify under the seal of my office that

YFCS MANAGEMENT, INC.

A DOMESTIC PROFIT CORPORATION

has been duly incorporated under the laws of the State of Georgia on the effective date stated above by the filing of articles of incorporation in the office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

[SEAL]	/s/ Lewis A. Massey
Lewis A. Massey Secretary of State

Certification#: 7761108-1 Page 1 of 7

ARTICLES OF INCORPORATION

OF

YFCS MANAGEMENT, INC.

ARTICLE ONE

Name

The name of the corporation is YFCS Management, Inc.

ARTICLE TWO

Authorized Shares

The corporation shall have authority to be exercised by the Board of Directors to issue not more than one thousand (10,000) shares of capital stock, par value $.001 per share, all of which shall be designated “Common Stock.” The Common Stock shall have unlimited voting rights and shall be entitled to receive the net assets of the corporation upon dissolution.

ARTICLE THREE

Registered Office and Agent

The initial registered office of the corporation is located at Alston & Bird, One Atlantic Center, 1201 West Peachtree Street, Fulton County, Atlanta, Georgia, 30309. The initial registered agent of the corporation at its registered office is Sidney J. Nurkin.

ARTICLE FOUR

Incorporator

The name and address of the incorporator is as follows:

Jonathan W. Lowe

Alston & Bird

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

Certification#: 7761108-1 Page 2 of 7

ARTICLE FIVE

Principal Office

The mailing address of the initial principal office of the corporation is Twelve Piedmont Center, Suite 210, Atlanta, Georgia 30305.

ARTICLE SIX

Limitation of Director Liability

6.1 A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) of the types set forth in Section 14-2-832 of the Georgia Business Corporation Code, or (iv) for any transaction from which the director received an improper personal benefit.

6.2 Any repeal or modification of the provisions of this Article by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the corporation with respect to any act or omission occurring prior to the effective date of such repeal or modification.

6.3 If the Georgia Business Corporation Code is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on liability provided herein, shall be limited to the fullest extent permitted by the Georgia Business Corporation Code, as so amended.

6.4 In the event that any of the provisions of this Article (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

Certification#: 7761108-1 Page 3 of 7

ARTICLE SEVEN

Constituency Considerations

In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the corporation or its shareholders, may consider the interests of the employees, customers, suppliers, and creditors of the corporation and its subsidiaries, the communities in which offices or other establishments of the corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that this article shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

ARTICLE EIGHT

Shareholder Action by Less Than Unanimous Written Consent

Any action that is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if the action is taken by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by shareholders entitled to take action without a meeting and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

Certification#: 7761108-1 Page 4 of 7

IN WITNESS WHEREOF, the undersigned executes these Articles of Incorporation this 10th day of January, 1996.

/s/ Jonathan W Lowe
Jonathan W Lowe Incorporator

ALSTON & BIRD

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

(404) 881-7000

[Illegible]

Certification#: 7761108-1 Page 5 of 7

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309 3424

404-881-7000

Fax: 404-881-7777 Telex: 54-2996

Lisa M. Durham	Direct Dial (404) 881-7937
Corporate Legal Assistant

January 10, 1997

BY HAND DELIVERY

Secretary of State

Business Services and Regulation

Suite 315, West Tower

Two Martin Luther King Jr. Drive

Atlanta, GA 30334-1530

ATTENTION: EXPEDITED SERVICE

Re:	Youth and Family Centered Services, Inc.
YFCS Management, Inc.

Ladies and Gentlemen:

Please find enclosed for filing on an expedited basis are Articles of Incorporation for each of the above-referenced entities, each accompanied transmittal form 227.

Also enclosed please find a check in the amount of $60.00 in payment of the fee to file each of these documents, as well as a check in the amount of $100.00 in payment of the fee to file each document on an expedited basis.

Thank you very much for your assistance. If you have any questions regarding this request, please call me at (404) 881-7937.

Sincerely yours,

/s/ Lisa M. Durham
Lisa M. Durham
Corporate Legal Assistant

LMD: lmd

Enclosure

601 Pennsylvania Avenue, N.W.

North Building, Suite 250

Washington, D.C. 20004-2601

Certification#:7761108-1 Page 6 of 7

Business Services and Regulation Suite 315, West Tower 2 Martin Luther King, Jr. Drive Atlanta, Georgia 30334-1530 (404) 656-2817
MAX CLELAND Secretary of State State of Georgia	TRANSMITTAL INFORMATION FOR GEORGIA PROFIT OR NONPROFIT CORPORATIONS

DO NOT WRITE IN SHADED AREA - SOS USE ONLY

DOCKET	970100887	PENDING CONTROL #	P166590	CONTROL #	9701152

Docket Code	311	Corporation Type	DP

Date Filed	1-10-97	Amount Received $160.00		Check/Receipt #	______________

Jurisdiction (County) Code	060

Examiner	45			Date Completed	_______________

NOTICE TO APPLICANT: PRINT PLAINLY OR TYPE REMAINDER OF THIS FORM.

INSTRUCTIONS ARE ON THE BACK OF THIS FORM.

1. 970100882
Corporate Name Reservation Number

YFCS Management, Inc.
Corporate Name (exactly as appears on name reservation)

2. Jonathan W. Lowe, Esq.	(404) 881-7555
Applicant/Attorney	Telephone Number

Alston & Bird, 1201 West Peachtree Street
Address

Atlanta	Georgia	30309-3424
City	State	Zip Code

3.	NOTICE: THIS FORM DOES NOT REPLACE THE ARTICLES OF INCORPORATION. MAIL OR DELIVER DOCUMENTS AND THE SECRETARY OF STATE FILING FEE TO THE ABOVE ADDRESS. DOCUMENTS SHOULD BE SUBMITTED IN THE FOLLOWING ORDER. (A COVER LETTER IS NOT REQUIRED.)

1.	FORM 227 - TRANSMITTAL FORM (ATTACH SECRETARY OF STATE FILING FEE OF $60.00 TO THIS FORM)

2.	ORIGINAL ARTICLES OF INCORPORATION

3.	ONE COPY OF ARTICLES OF INCORPORATION

I understand that the information on this form will be entered in the Secretary of State business registration database. I certify that a Notice of Incorporation or a Notice of intent to incorporate with a publishing fee of $40.00 has been or will be mailed or delivered to the authorized newspaper as required by law.

/s/ Jonathan W. Lowe	1/10/97
Authorized Signature	Date

Certification#: 7761108-1 Page 7 of 7